                                EXHIBIT (4)(a)

                                FORM OF POLICY

                  [LETTERHEAD OF TRANSAMERICA LIFE COMPANIES]




                             ANNUITANT:  JOHN DOE


                              OWNER(S):  JOHN DOE


                      CONTRACT NUMBER:   123456789


                        CONTRACT DATE:   August 1, 2000


                        WE AGREE                              This contract may be applied for and issued to qualify as a tax-qualified annuity under the applicable sections of the
 .  To provide annuity payments as set forth in Section 10     Internal Revenue Code.
   of this contract,
 .  Or to pay withdrawal benefits in accordance with Section                      20 DAY RIGHT TO CANCEL
   5 of this contract,
 .  Or to pay death proceeds in accordance with Section 9 of   You may cancel this contract by delivering or mailing a
   this contract.                                             written notice or sending a telegram to us.  You must return the contract before midnight of the twentieth day after the day you receive it.  Notice given by mail and return of the contract by mail are effective on being postmarked, properly
 These agreements are subject to the provisions of this       addressed and postage prepaid.
 contract.  This contract is issued in consideration of the
 application or information provided in lieu thereof, and     We will pay you an amount equal to the sum of:
 payment of the initial purchase payment.                     .  The purchase payments paid; and
                                                              .  The accumulated gains or losses, if any, in the Separate
                                                                 Account on the date of cancellation; unless otherwise
                                                                 required by law.



                       Signed for us at our home office.



/s/ James W. Dederer                                        /s/ Ron F. Wagley

    SECRETARY                                                   PRESIDENT

 This contract is a legal contract between the contract owner and the company.
                         READ YOUR CONTRACT CAREFULLY

                  Flexible Purchase Payment Variable Annuity
                  Income Payable At Annuity Commencement Date
            Benefits Based On The Performance of A Separate Account
Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and 10C)
                               Non-Participating

AV511 101 126 500

SECTION 1
---------
DEFINITIONS
------------------


ANNUITANT

The person to whom, or for whose benefit, annuity payments will be made, unless another Payee is named.


ANNUITY COMMENCEMENT DATE

The date upon which annuity payments are to begin. This date may be any date at least thirty days after the Contract Date and may be the latter of the last day of the contract month starting after the Annuitant attains age 100 or 10 years from the Contract Date, except as expressly allowed by Transamerica.


CASH VALUE

Amount, defined in Section 5, that can be withdrawn if the annuity is surrendered.


CONTRACT ANNIVERSARY

The anniversary of the Contract Date for each year the contract remains in force.


CONTRACT DATE

The date shown on page 3 of this contract and the date on which this contract becomes effective.


CONTRACT YEAR

The 12 month periods following the Contract Date shown on page 3 of this contract. The first Contract Year starts on the Contract Date. Each subsequent year starts on the anniversary of the Contract Date.


DISTRIBUTION

A withdrawal or disbursement of funds from the Account Value or Cash Value.


INVESTMENT OPTIONS

The Guaranteed Period Option of the Fixed Account, the Dollar Cost Averaging Fixed Account Option, and any of the Subaccounts of a Separate Account.


PAYEE

The person to whom annuity payments will be made.


PAYMENT OPTIONS

Options through which the distribution of the Account Value can be directed at the Annuity Commencement Date.


SEPARATE ACCOUNT

A separate account established by us to which purchase payments may be allocated, as described in Section 6.


SUBACCOUNT

A division of a Separate Account, as described in Section 6.


SURRENDER

A partial or full withdrawal of funds from the Account Value or Cash Value.


WITHDRAWAL

A distribution of funds from the Account Value or Cash Value.


YOU, YOUR

The owner of this contract. Unless otherwise specified on the Contract Specifications page, the Annuitant and the owner shall be one and the same person.


AVB511

SECTION 2 - CONTRACT SPECIFICATIONS


CONTRACT NUMBER:  123456789                   ANNUITANT:  JOHN DOE


INITIAL PURCHASE
PAYMENT:          $25,000.00                  ISSUE AGE/SEX:     35  /  MALE


CONTRACT DATE:    August 1, 2000              OWNER(S):  JOHN DOE


ANNUITY                            GUARANTEED MINIMUM
COMMENCEMENT                       DEATH BENEFIT OPTION:         A
DATE:             February 14, 2065



Fixed Account Guaranteed Minimum Effective Annual Interest Rate:   3%



Before the Annuity Commencement Date:

          Mortality and Expense Risk Fee and Administrative Charge:  .70%



After the Annuity Commencement Date:

        Mortality and Expense Risk Fee and Administrative Charge:  .40%



SCHEDULE OF ADDITIONAL BENEFITS:

Form No.                           Additional Benefit(s)


AV511 101 126 500 SP

SECTION  3
----------
PURCHASE PAYMENTS
----------------------------


PURCHASE PAYMENTS

Purchase Payments may be made any time while this contract is in force before the Annuity Commencement Date. You may start or stop, increase or decrease, or skip any Purchase Payments.


MAXIMUM AND MINIMUM PURCHASE PAYMENT

The purchase payments may not be more than the amount permitted by law if this is a tax-qualified annuity. The minimum initial purchase payment is $25,000. The minimum subsequent purchase payment we will accept is $1,000. The maximum total purchase payments which we will accept without prior Company approval is $1,000,000.


PURCHASE PAYMENT DATE

The purchase payment date is the date on which the purchase payment is credited to the contract. The initial purchase payment, less any applicable premium taxes, will be credited to the contract within two business days of receipt of the purchase payment and the information needed. Subsequent additional purchase payments will be credited to the contract as of the business day when the purchase payment and required information are received. A business day is any date on which the New York Stock Exchange is open for trading.


ALLOCATION OF PURCHASE PAYMENTS

Purchase payments may be applied to various Investment Options that we make available. You must indicate what percent of each purchase payment to allocate to various Investment Options. Each percent may be either zero or any whole number, however, the allocation among all accounts must total 100%.


CHANGE OF ALLOCATION

You may change the allocation of purchase payments to various Investment Options. You must tell us in a notice You sign that gives us the facts that we need. Purchase payments received after the date on which we receive Your notice will be applied on the basis of the new allocation.


PREMIUM TAXES

Your state may impose a premium tax. We reserve the right to deduct any applicable premium taxes. When permitted by state law, we will not deduct the tax until the Annuity Commencement Date, date of death, or date of full surrender.


SECTION 4
---------
ACCOUNT VALUE
----------------------------


ACCOUNT VALUE

On or before the Annuity Commencement Date, the Account Value is equal to Your:

(a)  purchase payments; minus
(b)  Partial Withdrawals (as defined in Section 5); plus
(c)  Interest credited to the Fixed Account (see Section 7); plus
(d)  Accumulated gains in a Separate Account (see Section 6); minus
(e)  Accumulated losses in a Separate Account (see Section 6); minus
(f)  Rider fees, Premium Taxes and Transfer Fees, if any.


SECTION  5
----------
CASH VALUE AND PARTIAL WITHDRAWALS
-----------------------------------------


CASH VALUE

On or before the Annuity Commencement Date, the Cash Value is equal to the Account Value. Information on the current amount of Your contract's Cash Value is available upon request.

The Cash Value may be partially withdrawn or will be paid in the event of a full surrender of the contract. We must receive Your written partial withdrawal or surrender request before the Annuity Commencement Date. There is no Cash Value once an Annuity Payment Option has been selected.

M1130

SECTION  5
----------
CASH VALUE AND PARTIAL WITHDRAWALS - cont.
------------------------------------------


PARTIAL WITHDRAWALS

We will pay You a portion of the Cash Value as a Partial Withdrawal provided we receive Your written request while the contract is in effect and before the Annuity Commencement Date. When You request a Partial Withdrawal You must tell us how it is to be allocated from among the Investment Options. If Your request for a Partial Withdrawal from any Investment Option is less than or equal to the Cash Value in that option, we will pay the amount of Your request. However, if Your request for a Partial Withdrawal from any Investment Option is greater than the Cash Value in that option, we will pay You the Cash Value of that Investment Option.

If any Partial Withdrawal reduces the Cash Value below $10,000, we reserve the right to pay the full Cash Value and terminate the contract.

We may delay payment of the Cash Value from the Fixed Account for up to 6 months after we receive the request. If the owner dies after we receive the request, but before the request is processed, the request will be processed before the death proceeds are determined.


Partial Withdrawals may be made as follows:

LUMP SUM

A minimum Lump Sum of $500 is available anytime.


SYSTEMATIC WITHDRAWAL OPTION

Beginning in the first Contract Year, a Systematic Withdrawal Option (SWO) is available on a monthly, quarterly, semi-annual or annual basis. SWO withdrawals must be at least $100 and may not exceed 15% of the Account Value at the time a SWO withdrawal is made divided by the number of withdrawals made per year (e.g. 12 for monthly). Monthly and quarterly withdrawals must be sent through electronic funds transfer directly to Your checking or savings account. You may start or stop SWO withdrawals at any time; however, 30 days' written notice is required to stop SWO withdrawals.

Once You have elected a SWO, You must wait a minimum time before the first SWO payment: 1 month for a monthly SWO, 3 months for quarterly, 6 months for semi-annual, or 12 months for annual.


MINIMUM REQUIRED DISTRIBUTION

For tax-qualified plans, Partial Withdrawals taken to satisfy Minimum Distribution Requirements under Section 401(a) (9) of the Internal Revenue Code
(IRC) are available. The amount available from this contract with respect to the Minimum Distribution Requirement is based solely on this contract.

The owner must be at least 70 1/2 years old in the calendar year of Minimum Required Distribution, must submit a written request to us and must take the Minimum Required Distribution before year end. If the owner attains age 70 1/2 in the calendar year of Minimum Required Distribution, a written request which is postmarked no later than the end of the current calendar year must be submitted to us.

Systematic Minimum Required Distributions must be at least $100 or a lump sum distribution is available if Minimum Required Distributions are less than $100.


GUARANTEED RETURN OF FIXED ACCOUNT PURCHASE PAYMENTS

Upon full surrender of the contract, You will always receive at least the purchase payments made to, less prior withdrawals and transfers from, the Fixed Account.


MINIMUM VALUES

Benefits available under this contract are not less than those required by any statute of the state in which the contract is delivered.


U1130

SECTION  6
----------
SEPARATE ACCOUNT
----------------------------


SEPARATE ACCOUNT

We have established and will maintain a Separate Account, under the laws of the state of Iowa. Any realized or unrealized income, net gains and losses from the assets of a Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in a Separate Account for this contract, as well as for other variable annuity policies. Any Separate Account may invest assets in shares of one or more mutual fund portfolios, or in the case of a managed Separate Account, direct investments in stocks or other securities as permitted by law. Fund Shares refer to shares of underlying mutual funds or pro rata ownership of the assets held in a Subaccount of a managed Separate Account. Fund shares are purchased, redeemed and valued on behalf of a Separate Account.

A Separate Account is divided into Subaccounts. Each Subaccount invests exclusively in shares of one of the portfolios of an underlying mutual fund. We reserve the right to add or remove any Subaccount of a Separate Account.

The assets of a Separate Account are our property. These assets will equal or exceed the reserves and other contract liabilities of a Separate Account. These assets will not be chargeable with liabilities arising out of any other business we conduct. We reserve the right, subject to regulations governing a Separate Account, to transfer assets of a Subaccount, in excess of the reserves and other contract liabilities with respect to that Subaccount, to another Subaccount or to our General Account.

We will determine the fair market value of the assets of a Separate Account in accordance with a method of valuation that we establish in good faith.
Valuation Period means the period of time from one determination of the value of each Subaccount to the next. Such determinations are made when the value of the assets and liabilities of each Subaccount is calculated. This is generally the close of business on each day on which the New York Stock Exchange is open.

We also reserve the right to transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this contract belongs, to another Separate Account. If this type of transfer is made, the term "Separate Account", as used in the contract, shall then mean a Separate Account to which the assets were transferred.

We also reserve the right, when permitted by law to:
(a)  deregister a Separate Account under the Investment Company Act of 1940;
(b)  manage a Separate Account under the direction of a committee at any time;
(c) restrict or eliminate any voting rights of Contract Owners or other persons who have voting rights as to a Separate Account; and
(d)  combine a Separate Account with one or more other Separate Accounts;
(e)  create new Separate Accounts;
(f) add new Subaccounts to or remove existing Subaccounts from a Separate Account, or combine Subaccounts;
(g) add new underlying mutual funds, remove existing mutual funds, or substitute a new fund for an existing fund.

The Net Asset Value of a fund share is the per-share value calculated by the mutual fund or, in the case of a managed Separate Account, by the Company. The Net Asset Value is computed by adding the value of the Subaccount's investments, cash and other assets, subtracting its liabilities, and then dividing by the number of shares outstanding. Net Asset Values of fund shares reflect investment advisory fees and other expenses incurred in managing a mutual fund or a managed Separate Account.


CHANGE IN INVESTMENT OBJECTIVE OR POLICY OF A MUTUAL FUND

If required by law or regulation, an investment policy of a Separate Account will only be changed if approved by the appropriate insurance official of the state of Iowa or deemed approved in accordance with such law or regulation. If so required, the process for obtaining such approval is filed with the insurance official of the state or district in which this contract is delivered.


P1122

SECTION  6
----------
SEPARATE ACCOUNT - cont.
------------------------------


CHARGES AND DEDUCTIONS

The Mortality and Expense Risk Fee and the Administrative Charge are each deducted both before and after the Annuity Commencement Date to compensate for changes in mortality and expenses not anticipated by the mortality and administration charges guaranteed in the contract.

If the Mortality and Expense Risk Fee is more than sufficient, the Company will retain the balance as profit or reduce this fee in the future.


ACCUMULATION UNITS

The Account Value in a Separate Account before the Annuity Commencement Date is represented by accumulation units. The dollar value of accumulation units for each Subaccount will change from day to day reflecting the investment experience of the Subaccount.

Purchase Payments allocated to and any amounts transferred to the Subaccounts will be applied to provide accumulation units in those Subaccounts. The number of accumulation units purchased in a Subaccount will be determined by dividing the amount allocated to or transferred to that Subaccount, by the value of an accumulation unit for that Subaccount on the purchase payment or transfer date.

The number of accumulation units withdrawn or transferred from the Subaccounts will be determined by dividing the amount withdrawn or transferred by the value of an accumulation unit for that Subaccount on the withdrawal or transfer date.

The value of an accumulation unit on any business day is determined by multiplying the value of that unit at the end of the immediately preceding valuation period by the net investment factor for the valuation period.

The net investment factor used to calculate the value of an accumulation unit in each Subaccount for the valuation period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

(a)  is the result of:
     (1) the net asset value of a fund share held in that Subaccount determined as of the end of the current valuation period; plus
     (2) the per share amount of any dividend or capital gain distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the valuation period; plus or minus
     (3) a per share credit or charge for any taxes reserved for, which we determine to have resulted from the investment operations of that Subaccount.

(b) is the net asset value of a fund share held in that Subaccount determined as of the end of the immediately preceding valuation period.

(c) is a factor representing the Mortality and Expense Risk Fee and Administrative Charge before the Annuity Commencement Date. This factor is less than or equal to, on an annual basis, the percentage shown on page 3 of the daily net asset value of a fund share held in that Subaccount.

Since the net investment factor may be greater or less than one, the accumulation unit value may increase or decrease.


PB1122

SECTION  7
----------
FIXED ACCOUNT
----------------------------


FIXED ACCOUNT

Purchase payments applied to and any amounts transferred to the Fixed Account will reflect a fixed interest rate. The interest rates we set will be credited for increments of at least one year measured from each purchase payment or transfer date. These rates will never be less than an effective annual interest rate of 3%.


GUARANTEED PERIODS

We will offer a one year Guaranteed Period Option, into which purchase payments may be paid or amounts transferred. The current interest rate we set for funds entering the one year Guaranteed Period Option (GPO) is guaranteed for one year. At that time, the purchase payment made or amount transferred into the GPO, less any withdrawals or transfers from that GPO, plus interest, will be rolled into a new one year GPO or may be transferred to any Subaccount(s) within a Separate Account.

You may choose either the one year GPO or the Investment Option(s) You want the funds rolled into by giving us a written notice within 30 days before the end of the expiring option's Guaranteed Period. However, in order to elect the one year GPO, the Guaranteed Period elected may not extend beyond the maximum Annuity Commencement Date defined in Section 11. In the absence of such election, the funds will be rolled into a new one year GPO. You will be mailed a notice of completion of the rollover with the new interest rate applicable. The new GPO will be deemed as accepted if we do not receive a written rejection within 30 days from the postmark of the completion notice.

For purposes of crediting interest when funds are withdrawn from or transferred into the one year Guaranteed Period Option, the amount of the oldest purchase payment or rollover into that GPO is considered to be withdrawn first. If the amount withdrawn exceeds this amount, the next oldest purchase payment or rollover is considered to be withdrawn next, and so on until the most recent purchase payment or rollover is considered to be withdrawn (this is a "First-In, First-Out" or FIFO procedure). Purchase payment(s) or rollover(s) are deemed to be withdrawn first, then credited interest.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

We may offer a Dollar Cost Averaging (DCA) Fixed Account Option separate from the Guaranteed Period Option. The current interest rate we set for the DCA Fixed Account may differ from the rates credited on the one year GPO in the Fixed Account. In addition, the current interest rate we credit may vary on different portions of the DCA Fixed Account. The credited interest rate will never be less than the minimum effective annual interest rate of 3%. The DCA Fixed Account Option will only be available under a Dollar Cost Averaging program as described in Section 8.


SECTION 8
---------
TRANSFERS
----------------------------


A.   TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE

Prior to the Annuity Commencement Date, You may transfer the value of the accumulation units from one Investment Option to another. You must sign a notice to transfer that gives us the facts we need.

The maximum amount that can be transferred prior to the end of the one year GPO is 25% of that GPO's Account Value, less amounts previously transferred out of that GPO during the current Contract Year.

Transfers of interest credited in the GPO to other Investment Options are allowed on a "First in, First-Out" basis. Such transfers may be made monthly, quarterly, semi-annually, or annually. Each transfer must be at least $500.

Transfers of Account Value from a Separate Account are subject to a minimum of $500 or the entire Subaccount Value, if less. However, if the remaining Subaccount Value is less than $500, we reserve the right to include that amount as part of the transfer. The minimum transfer to an inactive Subaccount is $500.

You may transfer to the one year GPO, however, the GPO may not extend beyond the maximum Annuity Commencement Date defined in Section 11.

V1148

SECTION 8
---------
TRANSFERS - cont.
----------------------------

No transfers will be allowed out of the Dollar Cost Averaging Fixed Account Option except through the Dollar Cost Averaging Option.

We reserve the right to limit transfers to no more than 18 in any one Contract Year. Any transfers in excess of 18 per Contract Year may be charged a fee equal to the lesser of $10 or 2% of the amount of the transfer. Transfers among multiple Investment Options will be treated as one transfer in determining the number of transfers that have occurred. We also reserve the right to prohibit transfers to the Fixed Account if we are crediting an effective annual interest rate of 3%.


DOLLAR COST AVERAGING OPTION

Prior to the Annuity Commencement Date, You may instruct us to automatically transfer a specified amount from the Money Market Subaccount or the Dollar Cost Averaging (DCA) Fixed Account Option to any other Subaccount(s) of a Separate Account. In order to be eligible for DCA, the Account Value in the account from which you are transferring must be at least $5,000.

The automatic transfers can occur monthly or quarterly. If the Dollar Cost Averaging request is received prior to the 28th day of any month, the first transfer will occur on the 28th day of that month. If the Dollar Cost Averaging request is received on or after the 28th day of any month, the first transfer will occur on the 28th day of the following month.

Changes can be made to the Subaccounts to which these transfers are allocated. Transfers must be scheduled for at least 6, but not more than 24 months or for at least 4, but not more than 8 quarters each time the Dollar Cost Averaging program is started or restarted following termination of the program for any reason.

Dollar Cost Averaging results in the purchase of more accumulation units when the value of the accumulation unit is low, and fewer accumulation units when the value of the accumulation unit is high. However, there is no guarantee that the Dollar Cost Averaging program will result in higher Account Values or will otherwise be successful.

The Dollar Cost Averaging may be discontinued after satisfying the minimum number of required transfers by sending written notice to us. While Dollar Cost Averaging is in effect, Asset Rebalancing is not available.

Prior to the Annuity Commencement Date, no transfers, (except through Dollar Cost Averaging) will be allowed from a DCA Fixed Account. Transfers will continue until the elected Subaccount or DCA Fixed Account value is depleted. The amount transferred each time must be at least $500. All transfers from the DCA Fixed Account will be the same amount as the initial transfer unless subsequently changed.

Changes to the amount transferred will only be allowed when an additional purchase payment is allocated or a new amount is transferred into the DCA Fixed Account.


ASSET REBALANCING

Prior to the Annuity Commencement Date, You may instruct us to automatically transfer amounts among the Subaccounts of a Separate Account on a regular basis to maintain a desired allocation of the Account Value among the various Subaccounts offered. Rebalancing will occur on a monthly, quarterly, semi-annual or annual basis, beginning on a date selected. You must select the percentage of the Account Value desired in each of the various Subaccounts offered (totaling 100%). Any amounts in the Fixed Account are ignored for the purposes of asset rebalancing. Rebalancing can be started, stopped or changed at any time. Asset Rebalancing is not available while Dollar Cost Averaging is in effect. Rebalancing will cease as soon as we receive a request for any other transfer.


B.   TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE

After the Annuity Commencement Date, You may transfer the value of the variable annuity units from one Subaccount to another within a Separate Account or to the Fixed Account. If You want to transfer the value of the variable annuity units, You must tell us in a signed notice which gives us the facts that we need. We reserve the right to limit transfers between the Subaccounts or to the Fixed Account to once per Contract Year.

The minimum amount which may be transferred is the lesser of $10 monthly income or the entire monthly income of the variable annuity units in the Subaccount from which the transfer is being made. If the monthly income of the remaining units in a Subaccount is less than $10, we have the right to include the value of those variable annuity units as part of the transfer.

After the Annuity Commencement Date, no transfers may be made from the Fixed Account to any other Investment Options.

VB1148

SECTION  9
----------
DEATH PROCEEDS
----------------------------


A.   DEATH PROCEEDS PRIOR TO ANNUITY COMMENCEMENT DATE

The amount of death proceeds will be the greater of (a) or (b) where:

(a) is the Account Value on the date we receive due proof of death and an election of a method of settlement; and
(b) is the Guaranteed Minimum Death Benefit (GMDB), if any, plus any additional purchase payments received, less any Partial Withdrawals from the date of death to the date of payment of death proceeds.

If You have not selected a payment option by the date of death, the beneficiary may make such election within one year of the date we receive due proof of the owner's or Annuitant's death as described in B below. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity Payment Options described in Section 10. Interest on death proceeds will be paid as required by law.

B.   DEATH PRIOR TO ANNUITY COMMENCEMENT DATE

Death proceeds are payable contingent upon the relationships between the owner, Annuitant, successor owner, and beneficiary as outlined below. The contract must be surrendered upon settlement or on proof of death.

I.  Annuitant and owner are the same.

    When we have due proof that the owner died before the Annuity Commencement Date, we will provide the death proceeds to the beneficiary.

    a) Beneficiary is the deceased owner's surviving spouse. The beneficiary may elect to continue this contract as owner and Annuitant rather than receiving the death proceeds. If the contract is continued, an amount equal to the excess, if any, of the Guaranteed Minimum Death Benefit, if any, over the Account Value will then be added to the Account Value. This is a one-time only Account Value adjustment applied at the time the contract is continued. The Guaranteed Minimum Death Benefit will continue on as applicable.

    If this beneficiary elects to have the death proceeds paid, the death proceeds must be distributed:

        (1) by the end of 5 years after the date of the deceased owner's death, or
        (2) payments must begin no later than one year after the deceased owner's death and must be made for a period certain or for this beneficiary's lifetime, so long as any period certain does not exceed this beneficiary's life expectancy.

    b) Beneficiary is not the deceased owner's surviving spouse. The death proceeds must be distributed as provided in I.a)(1) or I.a)(2) above.
    c) Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the deceased owner's death.


II. Annuitant and owner are different and the Annuitant dies.

When we have due proof that the Annuitant died prior to the Annuity Commencement Date, the owner will become the new Annuitant and no death proceeds are payable. If the owner is also the deceased Annuitant's surviving spouse and the contract is continued, an amount equal to the excess, if any, of the Guaranteed Minimum Death Benefit, if any, over the Account Value will then be added to the Account Value. This is a one-time only Account Value adjustment applied at the time the contract is continued. The Guaranteed Minimum Death Benefit will continue on as applicable.

However, in lieu of becoming the new Annuitant, the owner may elect to have the death proceeds distributed to the Annuitant's beneficiary on the death of the Annuitant. This election must be in writing and must be received by us prior to the Annuitant's death. In such case, when we have due proof that the Annuitant died prior to the Annuity Commencement Date, we will provide the death proceeds to the Annuitant's beneficiary.

    a) If the owner has elected to have the death proceeds paid as a lump sum, the beneficiary must, within 60 days of our receipt of due proof of the Annuitant's death, either:

        1)  receive the lump sum proceeds; or


L950

SECTION  9
----------
DEATH PROCEEDS - cont.
----------------------


         2) elect to receive annuity payments. Such payments must begin within one year of our receipt of due proof of the Annuitant's death and must be made for a period certain or for this beneficiary's lifetime, so long as any period certain does not exceed this beneficiary's life expectancy.

     b) Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the Annuitant's death.


III. Annuitant and owner are different and the owner dies.
     If the owner dies prior to the Annuity Commencement Date and before the entire interest in the contract is distributed, the successor owner will become the new owner. The remaining portion of any interest in the contract must be distributed to the extent provided below in III.a), III.b), III.c), or III.d).

     a) Successor owner is the deceased owner's surviving spouse. The successor owner may elect to continue this contract rather than receive the Account Value. If the successor owner elects to receive the Account Value, the Account Value must be distributed:

         1) by the end of 5 years after the date of the deceased owner's death, or

         2) payments must begin no later than one year after the deceased owner's death and must be made for a period certain or for the successor owner's lifetime, so long as any period certain does not exceed the successor owner's life expectancy.

     b) Successor owner is not the deceased owner's surviving spouse. The Account Value must be distributed as provided in III.a)(1) or III.a)(2) above.

     c) Successor owner is not a natural person. The Account Value must be distributed as provided in III.a)(1) above.

     d) No successor owner survives the deceased owner. The deceased owner's estate will become the new owner (or the estate may name a new owner). The Executor or Administrator must be named in a form acceptable to us. The Account Value must be distributed by the end of 5 years after the date of the deceased owner's death.

IV.  More than one Owner.
     If there is more than one owner, then the death of any owner will be treated the same as the death of the owner.

C.   DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE
The death proceeds on or after the Annuity Commencement Date depend on the payment option selected. If any owner dies on or after the Annuity Commencement Date, but before the entire interest in the contract is distributed, the remaining portion of such interest in the contract will be distributed to the beneficiary at least as rapidly as under the method of distribution being used as of the date of that owner's death.

D.   AN OWNER IS NOT AN INDIVIDUAL
In the case of a non tax-qualified annuity, if any owner or beneficial owner is not an individual, then for purposes of the federal income tax mandatory distribution provisions in subsection B or C above, (1) the primary Annuitant will be treated as the owner of the contract, and (2) if there is any change in the primary Annuitant, such a change will be treated as the death of the owner.


LB950

SECTION  10
-----------
ANNUITY PAYMENTS
----------------

A. GENERAL PAYMENT PROVISIONS


Payment
If this contract is in force on the Annuity Commencement Date, we will use the Fixed Account portion and/or a Separate Account portion of the Account Value to make annuity payments to the Payee under Option 3 and/or 3-V, respectively, with 10 years certain, or if elected, under one or more of the other options described in this section. However, the option(s) elected must provide for lifetime income or income for a period of at least 60 months. You will become the Annuitant at the Annuity Commencement Date. Payments will be made at 1, 3, 6 or 12 month intervals. We reserve the right to change the frequency of payments to avoid making payments of less than $50.00

Before the Annuity Commencement Date, if the death proceeds become payable or if You surrender this contract, we will pay any proceeds in one sum, or if elected, all or part of these proceeds may be placed under one or more of the options described in this section. If we agree, the proceeds may be placed under some other method of payment instead.


Adjusted Age
Payments under Options 3 and 5 and the first payment under Options 3-V and 5-V are determined based on the adjusted age of the Annuitant. The adjusted age is the Annuitant's actual age on the Annuitant's nearest birthday, at the Annuity Commencement Date, adjusted as follows:


     Annuity
Commencement Date              Adjusted Age
-----------------              ------------
   Before 2010               Actual  Age
   2010 - 2019               Actual  Age  minus       1
   2020 - 2026               Actual  Age  minus       2
   2027 - 2033               Actual  Age  minus       3
   2034 - 2040               Actual  Age  minus       4
   After 2040                Determined by us

This adjustment assumes an increase in life expectancy, and therefore it results in lower payments than without such an adjustment.


Election of Optional Method of Payment
Before the Annuity Commencement Date You can elect or change a payment option. You may elect, in a notice You sign which gives us the facts that we need, annuity payments that may be either variable, fixed, or a combination of both. If You elect a combination, You must also tell us what part of the contract proceeds on the Annuity Commencement Date are to be applied to provide each type of payment. (You must also specify which Subaccounts.) The amount of a combined payment will be the sum of the variable and fixed payments. Payments under a variable payment option will reflect the investment performance of the selected Subaccount of a Separate Account.


Payee
Unless You specify otherwise, the Payee shall be the Annuitant, or the beneficiary as defined in the Beneficiary provision in Section 11.


Proof of Age
We may require proof of the age of any person who has an annuity purchased under Options 3, 3-V, 5 and 5 -V of this section before we make the first payment.


Minimum Proceeds
If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a payment option.


Premium Tax
We may be required by law to pay premium tax on the amount applied to a payment option. If so, we will deduct the premium tax before applying the proceeds.


Supplementary Contract
Once proceeds become payable and a payment option has been selected, this contract will terminate and we will issue a supplementary contract to reflect the terms of the selected option. The contract will name the Payee(s) and will describe the payment schedule.

D360

SECTION  10
-----------
ANNUITY PAYMENTS - cont.
--------------------------

B. FIXED ACCOUNT PAYMENTS

Guaranteed Payment Options
The fixed account payment is determined by multiplying each $1,000 of contract proceeds allocated to a fixed payment option by the amounts shown on page 15 for the option You select. Options 1, 2 and 4 are based on a guaranteed interest rate of 3%.

Options 3 and 5 are based on a guaranteed interest rate of 3%, and the Annuity 2000 (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G, assuming an annuity commencement date of 2005.


Option 1 - Interest Payments
We will pay the interest on the amount we use to provide annuity payments in equal payments or this amount may be left to accumulate for a period of time we and You agree to. We and You will agree on withdrawal rights when You elect this option. The interest rate we declare for this option may be different than the interest rate(s) credited prior to the Annuity Commencement Date.


Option 2 - Income for a Specified Period
We will make level payments only for the fixed period You choose. In the event of the death of the person receiving payments prior to the end of the fixed period elected, payments will be continued to that person's beneficiary or their present value may be paid in a single sum. No funds will remain at the end.


Option 3 - Life Income - You may choose between:
1. "No Period Certain" - We will make level payments only during the Annuitant's lifetime.
2. "10 Years Certain" - We will make level payments for the longer of the Annuitant's lifetime or ten years.
3. "Guaranteed Return of Contract Proceeds" - We will make level payments for the longer of the Annuitant's lifetime or until the total dollar amount of payments we made to You equals the amount applied to this option.

Option 4 - Income of a Specified Amount
Payments are made for any specified amount until the amount applied to this option, with interest, is exhausted. This will be a series of level payments followed by a smaller final payment. In the event of the death of the person receiving payments prior to the time proceeds with interest are exhausted, payments will be continued to that person's beneficiary or their present value may be paid in a single sum.


Option 5 - Joint and Survivor Annuity
Payments are made during the joint lifetime of the Payee and a joint Payee of Your selection. Payments will be made as long as either person is living.


Current Payment Options
The amounts shown in the tables on page 17 are the guaranteed amounts. Current amounts offered to individuals of the same class may be obtained from us.


C.  VARIABLE ACCOUNT PAYMENT OPTIONS

Variable Annuity Units
The contract proceeds You tell us to apply to a variable payment option will be used to purchase variable annuity units in Your chosen Subaccounts. The dollar value of variable annuity units in Your chosen Subaccounts will increase or decrease reflecting the investment experience of Your chosen Subaccounts.

The value of a variable annuity unit in a particular Subaccount on any business day is equal to (a) multiplied by (b) multiplied by (c), where:
(a) is the variable annuity unit value for that Subaccount on the immediately preceding business day;
(b) is the net investment factor for that Subaccount for the Valuation Period;
    and
(c) is the Assumed Investment Return adjustment factor for the Valuation Period.

The Assumed Investment Return adjustment factor for the valuation period is the product of discount factors of .99986634 per day to recognize the 5.0% effective annual Assumed Investment Return.

DB360

SECTION  10
-----------
ANNUITY PAYMENTS - cont.
------------------------


The net investment factor used to calculate the value of a variable annuity unit in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:
 (a) is the net result of:
     (1) the net asset value of a fund share held in that Subaccount determined as of the end of the current valuation period; plus
     (2) the per share amount of any dividend or capital gain Distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the Valuation Period; plus or minus
     (3) a per share credit or charge for any taxes reserved for, which we determine to have resulted from the investment operations of the Subaccount.
 (b) is the net asset value of a fund share held in that Subaccount determined as of the end of the immediately preceding Valuation Period.
 (c) is a factor representing the Mortality and Expense Risk Fee and Administrative Charge applicable after the Annuity Commencement Date. This factor is less than or equal to, on an annual basis, the percentage shown on page 3 of the daily net asset value of a fund share held in the Separate Account for that Subaccount.


Determination of the First Variable Payment
The amount of the first variable payment is determined by multiplying each $1,000 of contract proceeds allocated to a variable payment option by the amounts shown on page 20 for the variable option You select. Options 3-V and 5-V are based on a 5% effective annual Assumed Investment Return and the Annuity 2000 (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G assuming an annuity commencement date of 2005.


Option 3-V - Life Income
An  election may be made between:
1. "No Period Certain" - Payments will be made during the lifetime of the Annuitant.
2. "10 Years Certain" - Payments will be made for the longer of the Annuitant's lifetime or ten years. In the event of the death of the person receiving payments prior to the end of the guarantee period for which the election was made, payments will be continued to that person's beneficiary or their present value may be paid in a single sum.


Option 5-V - Joint and Survivor Annuity
Payments are made as long as either the Annuitant or the joint Annuitant is living.


Determination of Subsequent Variable Payments
The amount of each variable annuity payment after the first will increase or decrease according to the value of the variable annuity units which reflect the investment experience of the selected Subaccounts.

Each variable annuity payment after the first will be equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit value on the date the payment is made. The number of variable annuity units in each selected Subaccount is determined by dividing the first variable annuity payment allocated to the Subaccount by the variable annuity unit value of that Subaccount on the Annuity Commencement Date.

S1022

                   GUARANTEED FIXED ACCOUNT PAYMENT OPTIONS

 The amounts shown in these tables are the guaranteed amounts for each $1,000 of the proceeds. Higher current amounts may be available at the time of settlement.

------------------------------------------------------------------------------------------------------------------------------------
   Option 2, Table I                    Option 3, Table II                Option 3, Table III            Option 3, Table IV
------------------------------------------------------------------------------------------------------------------------------------
  Number     Amount of
 of Years     Monthly              Monthly Installment For Life       Monthly Installment For Life    Monthly Installment For Life
  Payable   Installment                  No Period Certain                  10 Years Certain              Guaranteed Return Of
                                                                                                                Proceeds
------------------------------------------------------------------------------------------------------------------------------------
                          Age*     Male        Female       Unisex     Male     Female    Unisex    Male        Female       Unisex
------------------------------------------------------------------------------------------------------------------------------------
                           50      $3.82        $3.70        $3.74     $3.80     $3.69     $3.72     $3.70        $3.62        $3.65
                           51       3.89         3.76         3.80      3.86      3.74      3.78      3.75         3.67         3.70
                           52       3.95         3.81         3.86      3.92      3.80      3.84      3.81         3.72         3.75
                           53       4.02         3.88         3.92      3.99      3.86      3.90      3.87         3.78         3.80
    5          $17.91      54       4.10         3.94         3.99      4.06      3.92      3.96      3.93         3.83         3.86
    6           15.14      55       4.18         4.01         4.06      4.13      3.99      4.03      3.99         3.89         3.92
    7           13.16      56       4.26         4.08         4.14      4.21      4.06      4.10      4.06         3.95         3.98
    8           11.68      57       4.35         4.16         4.22      4.29      4.13      4.18      4.13         4.02         4.05
    9           10.53      58       4.44         4.24         4.30      4.38      4.21      4.26      4.20         4.08         4.12
    10           9.61      59       4.54         4.33         4.39      4.47      4.29      4.35      4.27         4.16         4.19
    11           8.86      60       4.64         4.42         4.49      4.57      4.38      4.44      4.36         4.23         4.27
    12           8.24      61       4.76         4.52         4.59      4.67      4.47      4.53      4.44         4.31         4.35
    13           7.71      62       4.88         4.63         4.70      4.78      4.57      4.63      4.53         4.39         4.43
    14           7.26      63       5.01         4.74         4.82      4.89      4.67      4.74      4.62         4.48         4.52
    15           6.87      64       5.15         4.86         4.94      5.01      4.78      4.85      4.72         4.57         4.62
    16           6.53      65       5.30         4.98         5.08      5.14      4.89      4.97      4.83         4.67         4.72
    17           6.23      66       5.46         5.12         5.22      5.27      5.02      5.09      4.94         4.78         4.82
    18           5.96      67       5.63         5.27         5.37      5.41      5.14      5.22      5.05         4.89         4.94
    19           5.73      68       5.81         5.42         5.54      5.55      5.28      5.36      5.17         5.00         5.05
    20           5.51      69       6.00         5.59         5.71      5.70      5.42      5.51      5.30         5.13         5.18
                           70       6.21         5.78         5.90      5.86      5.58      5.66      5.43         5.26         5.31
                           71       6.43         5.97         6.11      6.02      5.74      5.82      5.58         5.39         5.45
                           72       6.66         6.19         6.33      6.18      5.90      5.99      5.72         5.54         5.59
                           73       6.91         6.42         6.56      6.35      6.08      6.16      5.88         5.70         5.75
                           74       7.18         6.67         6.82      6.53      6.26      6.34      6.05         5.86         5.92
                           75       7.46         6.94         7.09      6.70      6.45      6.53      6.22         6.04         6.09
                           76       7.77         7.23         7.39      6.88      6.65      6.72      6.40         6.22         6.27
                           77       8.10         7.55         7.71      7.07      6.85      6.91      6.60         6.42         6.47
                           78       8.45         7.89         8.05      7.25      7.05      7.11      6.80         6.63         6.68
                           79       8.83         8.26         8.43      7.43      7.26      7.31      7.01         6.85         6.90
                           80       9.23         8.66         8.83      7.61      7.46      7.51      7.24         7.08         7.13
                           81       9.66         9.10         9.27      7.79      7.66      7.70      7.47         7.33         7.37
                           82      10.13         9.57         9.74      7.97      7.86      7.89      7.72         7.59         7.63
                           83      10.62        10.09        10.24      8.13      8.05      8.07      7.98         7.86         7.90
                           84      11.15        10.64        10.79      8.29      8.23      8.25      8.26         8.15         8.18
                           85      11.72        11.24        11.38      8.44      8.40      8.41      8.55         8.45         8.48
                           86      12.32        11.89        12.02      8.59      8.56      8.56      8.85         8.77         8.80
                           87      12.97        12.59        12.70      8.72      8.70      8.71      9.17         9.11         9.12
                           88      13.65        13.33        13.42      8.84      8.83      8.83      9.50         9.45         9.47
                           89      14.38        14.11        14.19      8.95      8.95      8.95      9.85         9.82         9.83
                           90      15.16        14.94        15.00      9.06      9.05      9.05     10.22        10.19        10.20
                           91      15.97        15.80        15.85      9.15      9.15      9.15     10.61        10.59        10.59
                           92      16.84        16.70        16.74      9.23      9.23      9.23     11.01        11.00        11.00
                           93      17.75        17.63        17.67      9.31      9.31      9.31     11.45        11.42        11.43
                           94      18.72        18.60        18.64      9.37      9.37      9.37     11.92        11.88        11.89
                           95      19.77        19.62        19.66      9.43      9.43      9.43     12.42        12.36        12.38
------------------------------------------------------------------------------------------------------------------------------------

T867

                               Option 5, Table V
                               -----------------
                Monthly Installment For Joint and Full Survivor

-------------------------------------------------------------------------------------------------------------------------------
    Age of                                                  Age of Female Annuitant*

                 --------------------------------------------------------------------------------------------------------------
     Male             15 Years         12 Years        9 Years         6 Years        3 Years        Same As      3 Years More
                      Less Than       Less Than       Less Than       Less Than      Less Than        Male         More than
  Annuitant*            Male             Male           Male            Male           Male                           Male
-------------------------------------------------------------------------------------------------------------------------------
      50                $3.06           $3.12           $3.19           $3.25          $3.31          $3.38          $3.44
      55                 3.20            3.27            3.35            3.44           3.52           3.61           3.69
      60                 3.37            3.47            3.57            3.68           3.79           3.91           4.02
      65                 3.59            3.72            3.86            4.01           4.16           4.32           4.47
      70                 3.88            4.06            4.25            4.45           4.67           4.89           5.11
-------------------------------------------------------------------------------------------------------------------------------
                                               Monthly Installment For Unisex Joint and Full Survivor

-------------------------------------------------------------------------------------------------------------------------------
    Age of                                                   Age of Joint Annuitant*

                 --------------------------------------------------------------------------------------------------------------
    First             15 Years        12 Years         9 Years         6 Years        3 Years        Same As      3 Years More
                      Less Than       Less Than       Less Than       Less Than      Less Than        First         More than
  Annuitant*            First           First           First           First          First                          First
-------------------------------------------------------------------------------------------------------------------------------
      50                $3.07           $3.13           $3.19           $3.25          $3.31          $3.37          $3.43
      55                 3.20            3.28            3.36            3.44           3.52           3.60           3.67
      60                 3.38            3.48            3.58            3.68           3.79           3.89           4.00
      65                 3.61            3.73            3.87            4.01           4.16           4.30           4.44
      70                 3.90            4.07            4.26            4.46           4.66           4.86           5.05
-------------------------------------------------------------------------------------------------------------------------------
*Adjusted Age as defined in Section 10.A.
-------------------------------------------------------------------------------------------------------------------------------


Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.


TB867

                           VARIABLE PAYMENT OPTIONS
                      BASED ON ASSUMED INVESTMENT RETURN

 The amounts shown in these tables are the initial payment amounts based on a 5.0% Assumed Investment Return for each $1,000 of the proceeds.

-------------------------------------------------------------------------------------------------------------
                                 Option 3-V, Table II                  Option 3-V, Table III
-------------------------------------------------------------------------------------------------------------
                             Monthly Installment for Life           Monthly Installment for Life
                                  No Period Certain                       10 Years Certain
-------------------------------------------------------------------------------------------------------------
                 Age*       Male        Female       Unisex        Male        Female       Unisex
                  50        $5.07        $4.93        $4.98        $5.04        $4.92        $4.95
                  51         5.13         4.99         5.03         5.09         4.96         5.00
                  52         5.19         5.04         5.08         5.15         5.01         5.05
                  53         5.26         5.10         5.14         5.21         5.07         5.11
                  54         5.33         5.16         5.21         5.27         5.12         5.17
                  55         5.40         5.22         5.27         5.34         5.18         5.23
                  56         5.48         5.29         5.35         5.41         5.25         5.30
                  57         5.57         5.36         5.42         5.49         5.32         5.37
                  58         5.66         5.44         5.50         5.57         5.39         5.44
                  59         5.75         5.52         5.59         5.66         5.47         5.52
                  60         5.85         5.61         5.68         5.75         5.55         5.61
                  61         5.97         5.70         5.78         5.85         5.63         5.70
                  62         6.09         5.81         5.89         5.95         5.72         5.79
                  63         6.21         5.91         6.00         6.06         5.82         5.89
                  64         6.35         6.03         6.13         6.17         5.92         6.00
                  65         6.50         6.16         6.26         6.29         6.03         6.11
                  66         6.66         6.29         6.40         6.42         6.15         6.23
                  67         6.83         6.43         6.55         6.55         6.27         6.36
                  68         7.01         6.59         6.71         6.69         6.40         6.49
                  69         7.21         6.76         6.89         6.83         6.54         6.63
                  70         7.41         6.94         7.08         6.98         6.69         6.77
                  71         7.63         7.14         7.28         7.13         6.84         6.93
                  72         7.87         7.35         7.50         7.28         7.00         7.09
                  73         8.12         7.58         7.74         7.45         7.17         7.25
                  74         8.39         7.83         8.00         7.61         7.34         7.42
                  75         8.68         8.11         8.28         7.78         7.52         7.60
                  76         8.99         8.40         8.58         7.95         7.71         7.78
                  77         9.32         8.72         8.90         8.12         7.90         7.97
                  78         9.68         9.07         9.25         8.29         8.09         8.16
                  79        10.06         9.45         9.63         8.47         8.29         8.34
                  80        10.47         9.85        10.04         8.64         8.48         8.53
                  81        10.91        10.30        10.48         8.80         8.67         8.71
                  82        11.38        10.78        10.96         8.97         8.86         8.89
                  83        11.88        11.30        11.47         9.12         9.04         9.06
                  84        12.42        11.87        12.03         9.27         9.21         9.23
                  85        12.99        12.48        12.63         9.41         9.37         9.38
                  86        13.60        13.13        13.27         9.54         9.51         9.52
                  87        14.26        13.84        13.96         9.67         9.65         9.65
                  88        14.95        14.59        14.70         9.78         9.77         9.77
                  89        15.69        15.39        15.48         9.89         9.88         9.88
                  90        16.47        16.23        16.30         9.98         9.98         9.98
                  91        17.29        17.10        17.16        10.07        10.07        10.07
                  92        18.16        18.01        18.05        10.15        10.15        10.15
                  93        19.07        18.95        18.98        10.22        10.22        10.22
                  94        20.05        19.92        19.96        10.28        10.28        10.28
                  95        21.09        20.94        20.99        10.34        10.33        10.33
-------------------------------------------------------------------------------------------------------------


T868

                              Option 5V, Table V
                              ------------------
                Monthly Installment For Joint and Full Survivor

------------------------------------------------------------------------------------------------------------------------------
    Age of                                                  Age of Female Annuitant*

                 -------------------------------------------------------------------------------------------------------------
     Male             15 Years         12 Years        9 Years         6 Years        3 Years        Same As      3 Years More
                      Less Than       Less Than       Less Than       Less Than      Less Than        Male         More than
  Annuitant*            Male            Male            Male            Male           Male                           Male
------------------------------------------------------------------------------------------------------------------------------
     50                 $4.37           $4.42           $4.46           $4.51          $4.56          $4.62           $4.67
     55                  4.48            4.54            4.60            4.67           4.74           4.81            4.88
     60                  4.62            4.70            4.79            4.88           4.98           5.08            5.18
     65                  4.81            4.92            5.04            5.17           5.31           5.46            5.61
     70                  5.07            5.23            5.40            5.59           5.79           6.00            6.22
------------------------------------------------------------------------------------------------------------------------------
                                               Monthly Installment For Unisex Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------
    Age of                                                   Age of Joint Annuitant*

                 -------------------------------------------------------------------------------------------------------------
    First             15 Years        12 Years         9 Years         6 Years        3 Years        Same As      3 Years More
                      Less Than       Less Than       Less Than       Less Than      Less Than        First         More than
  Annuitant*            First           First           First           First          First                          First
------------------------------------------------------------------------------------------------------------------------------
     50                 $4.38           $4.42           $4.47           $4.51          $4.56          $4.61           $4.66
     55                  4.48            4.54            4.60            4.67           4.73           4.80            4.87
     60                  4.63            4.70            4.79            4.88           4.97           5.07            5.16
     65                  4.82            4.93            5.05            5.17           5.30           5.44            5.57
     70                  5.09            5.24            5.41            5.59           5.78           5.97            6.16
------------------------------------------------------------------------------------------------------------------------------
*Adjusted Age as defined in Section 10.A
------------------------------------------------------------------------------------------------------------------------------


Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.


TB868

SECTION  11
-----------
GENERAL PROVISIONS
------------------


THE CONTRACT
The entire contract consists of this contract, riders, endorsements, if any, and the application, or information provided in lieu thereof, signed by You.


MODIFICATION OF CONTRACT
No change in this contract is valid unless made in writing by us and approved by one of our officers. No Registered Representative has authority to change or waive any provision of Your contract.


TAX QUALIFICATION
This contract is intended to qualify as an annuity contract for federal income tax purposes. The provisions of this contract are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, we reserve the right to amend this contract to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this contract to any applicable changes in the tax qualification requirements. We will send You a copy in the event of any such amendment. If You refuse such an amendment it must be by giving us written notice, and Your refusal may result in adverse tax consequences.


NON-PARTICIPATING
This contract will not share in our surplus earnings.


AGE OR SEX CORRECTIONS
If the age or sex of the Annuitant has been misstated, the benefits will be those which the purchase payments paid would have purchased for the correct age and sex. If required by law to ignore differences in the sex of the Annuitant, the annuity payments will be determined using the unisex factors in Section 10.

Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. Any underpayment or overpayment, will include interest at 5% per year, from the date of the wrong payment to the date of the adjustment.


INCONTESTABILITY
This contract shall be incontestable from the Contract Date.


EVIDENCE OF SURVIVAL
We have the right to require satisfactory evidence that a person was alive if a payment was based on that person being alive. No payment will be made until we receive the evidence.


SETTLEMENT
Any payment by us under this contract is payable at our Service Office.


RIGHTS OF OWNER
The owner may, while the Annuitant is living:
 1. Assign this contract.
 2. Surrender the contract to us.
 3. Amend or modify the contract with our consent.
 4. Receive annuity payments or name a Payee to receive the payments,
 5. Exercise, receive and enjoy every other right and benefit contained in the contract.

The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary; and of the spouse in a community or marital property state.

Unless we have been notified of a community or marital property interest in this contract, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry.

SUCCESSOR OWNER
A Successor Owner can be named in the application, or information provided in lieu thereof, or in a notice You sign that gives us the facts we need. The Successor Owner will become the new owner when You die, if You die before the Annuitant. If no Successor Owner survives You and You die before the Annuitant, Your estate will become the new owner.

H913

SECTION  11
-----------
GENERAL PROVISIONS - cont.
--------------------------


CHANGE OF OWNERSHIP
In the case of a non-tax qualified annuity, You can change the owner of this contract, from yourself to a new owner, in a notice You sign which gives us the facts that we need. When this change takes effect, all rights of ownership in this contract will pass to the new owner.

A change of owner or successor owner will not be effective until it is recorded in our records. After it has been so recorded, the change will take effect as of the date You signed the notice. However, if the Annuitant dies before the notice has been so recorded, it will not be effective as to those proceeds we have paid before the change was recorded in our records.

We may require that the change be endorsed in the contract. Changing the owner or naming a new successor owner cancels any prior choice of successor owner, but does not change the beneficiary or the Annuitant.

A change of ownership may result in adverse tax consequences.


ANNUITY COMMENCEMENT DATE
The date upon which annuity payments are to begin. This date may be any date at least thirty days after the Contract Date and may be the latter of the last day of the contract month starting after the Annuitant attains age 100 or 10 years from the Contract Date, except as expressly allowed by Transamerica.


ASSIGNMENT
(a) In the case of a non tax-qualified annuity, this Contract may be assigned. The assignment must be in writing and filed with us.
(b) We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment.
(c) This contract may be applied for and issued to qualify as a tax-qualified annuity under certain sections of the Internal Revenue Code. Ownership of this contract is then restricted so that it will comply with provisions of the Internal Revenue Code.

Assignment of this contract may result in adverse tax consequences.

BENEFICIARY
Death proceeds, when payable in accordance with Section 9, are payable to the designated beneficiary or beneficiaries. Such beneficiary(ies) must be named in the application, or information provided in lieu thereof, and may be changed without consent (unless irrevocably designated or required by law) by notifying us in writing on a form acceptable to us. The change will take effect upon the date You sign it, whether or not You are living when we receive it. The notice must have been postmarked (or show other evidence of delivery that is acceptable to us) on or before the date of death. Your most recent change of beneficiary notice will replace any prior beneficiary designations. No change will apply to any payment we made before the written notice was received. If an irrevocable beneficiary dies, You may designate a new beneficiary.

You may direct that the beneficiary shall not have the right to withdraw, assign or commute any sum payable under an option. In the absence of such election or direction, the beneficiary may change the manner of payment or make an election of any option.

If any primary or contingent beneficiary dies before the Annuitant, that beneficiary's interest in this contract ends with that beneficiary's death.
Only those beneficiaries living at the time of the Annuitant's death will be eligible to receive their share of the Death Proceeds. In the event no contingent beneficiaries have been named and all primary beneficiaries have died before the death proceeds become payable, the owner(s) will become the beneficiary(ies) unless elected otherwise in accordance with Section 9. If both primary and contingent beneficiaries have been named, payment will be made to the named primary beneficiaries living at the time the death proceeds become payable. If there is more than one beneficiary and You failed to specify their interest, they will share equally. Payment will be made to the named contingent beneficiary(ies) only, if all primary beneficiaries have died before the death proceeds become payable. If any primary beneficiary is alive at the time the death proceeds become payable, but dies before receiving their payment, their share will be paid to their estate.

In cases where the Annuitant dies and the owner (who is not the Annuitant) elected to receive the death benefit in accordance with Section 9, if the Annuitant's estate has been named as beneficiary, then payment will be made to the owner.

J913

SECTION  11
-----------
GENERAL PROVISIONS - cont.
--------------------------


PROTECTION OF PROCEEDS
Unless You so direct, by filing written notice with us, no beneficiary may assign any payments under this contract before the same are due. To the extent permitted by law, no payments under this contract will be subject to the claims of creditors of any beneficiary.


DEFERMENT
We will pay any Partial Withdrawals or Surrender proceeds from a Separate Account within 7 days after we receive all requirements that we need. However, it may happen that the New York Stock Exchange is closed for trading (other than the usual weekend or holiday closings), or the Securities and Exchange Commission restricts trading or determines that an emergency exists. If so, it may not be practical for us to determine the investment experience of a Separate Account. In that case, we may defer transfers among the Subaccounts and to the Fixed Account, and determination or payment of Partial Withdrawals or Surrender proceeds.

When permitted by law, we may defer paying any Partial Withdrawals or Surrender proceeds from the Fixed Account for up to 6 months from the date we receive Your request. If the owner dies after the request is received, but before the request is processed, the request will be processed before the death proceeds are determined. Interest will be paid on any amount deferred for 30 days or more. This rate will be 3% per year unless otherwise required by law.


REPORTS TO OWNER
We will give You an annual report at least once each Contract Year. This report will show the number and value of the accumulation units held in each of the Subaccounts as well as the value of the Fixed Account. It will also give You the Death Benefit, Cash Value, and any other facts required by law or regulation.

C807

                                                              Home Office:
                                  Transamerica                4333 Edgewood Road N.E.        A Stock Company
[LOGO](R) TRANSAMERICA            Occidental Life             Cedar Rapids, Iowa 52499
          LIFE COMPANIES          Insurance Company           (319) 398-8511



                  Flexible Purchase Payment Variable Annuity
                  Income Payable At Annuity Commencement Date
            Benefits Based On The Performance Of a Separate Account
  Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and
                                     10C.)
                               Non-Participating



                                     INDEX

                                                                   Page
                                                                   ----
Accumulation Units.............................................     7
Age or Sex Corrections.........................................    19
Annuity Commencement Date......................................    20
Annuity Payments...............................................    12
Account Value..................................................     4
Assignment.....................................................    20
Beneficiary....................................................    20
Cash Value.....................................................     4
Contract.......................................................    19
Death Proceeds.................................................    10
Definitions....................................................     2
Dollar Cost Averaging Option...................................     9
Evidence of Survival...........................................    19
Fixed Account..................................................     8
Guaranteed Return of Fixed Account Purchase Payments...........     5
Guaranteed Period..............................................     8
Incontestability...............................................    19
Modification of Contract.......................................    19
Nonparticipation...............................................    19
Owner..........................................................    19
Partial Withdrawals............................................     5
Payee..........................................................    12
Purchase Payments..............................................     4
Payment Option Tables..........................................    15
Contract Specifications Page...................................     3
Proof of Age...................................................    12
Protection of Proceeds.........................................    21
Right to Cancel................................................     1
Separate Account...............................................     6
Settlement.....................................................    19
Transfers......................................................     8

Y637